Exhibit 21.1

List of Significant Subsidiaries
Charter Communications, Inc.
(unless otherwise noted, each entity listed below was formed in Delaware)

American Cable Entertainment Company, LLC
Athens Cablevision, Inc.
Ausable Cable TV, Inc. (a New York corporation)
Cable Equities Colorado, LLC
Cable Equities of Colorado Management Corp. (a Colorado corporation)
CC 10, LLC
CC Fiberlink, LLC
CC Michigan, LLC
CC New England, LLC
CC Systems, LLC
CC V Holdings, LLC
CC VI Holdings, LLC
CC VI Operating, LLC
CC VI Purchasing, LLC
CC VII Lease, Inc.
CC VII Leasing, LLC
CC VII Purchasing, LLC
CC VIII Holdings, LLC
CC VIII Operating, LLC
CC VIII Purchasing, LLC
CC VIII, LLC
CCG VIII, LLC
CCO Lease, Inc.
CCO Leasing, LLC
CCO Property, LLC
CCO Purchasing, LLC
CCV.com, LLC
Cencom Cable Entertainment, LLC
CF Finance LaGrange, Inc. (a Georgia corporation)
Charter Advertising Saint Louis, LLC
Charter Cable Operating Company, L.L.C.
Charter Cable Partners, L.L.C.
Charter Communications Entertainment I, LLC
Charter Communications Entertainment II, LLC
Charter Communications Entertainment, LLC
Charter Communications Holding Company, LLC
Charter Communications Holdings, LLC
Charter Communications Holdings Capital Corporation
Charter Communications Operating, LLC
Charter Communications Properties LLC
Charter Communications Services, LLC
Charter Communications V, LLC
Charter Communications Ventures, LLC
Charter Communications VI, LLC
Charter Communications VII, LLC
Charter Communications, LLC
Charter Fiberlink – California, LLC
Charter Fiberlink – Illinois, LLC
Charter Fiberlink – Indiana, LLC
Charter Fiberlink — Kansas, LLC
Charter Fiberlink — Michigan, LLC

Charter Fiberlink — Missouri, LLC
Charter Fiberlink – Nebraska, LLC
Charter Fiberlink – South Carolina, LLC
Charter Fiberlink – Texas, LLC
Charter Fiberlink – Wisconsin, LLC
Charter Fiberlink, LLC
Charter Helicon, LLC
Charter Online, L.P.
Charter RMG, LLC
Charter Telephone of Michigan, LLC
Charter Telephone of Minnesota, LLC
Charter-LaGrange, L.L.C. (a Georgia limited liability company)
Dalton Cablevision, Inc.
Falcon Cable Communications, LLC
Falcon Cable Media, a California Limited Partnership (a California limited partnership)
Falcon Cable Systems Company II, L.P. (a California limited partnership)
Falcon Cablevision, a California Limited Partnership (a California limited partnership)
Falcon Community Cable, L.P.
Falcon Community Ventures I, LP (a California limited partnership)
Falcon First Cable of New York, Inc.
Falcon First Cable of the Southeast, Inc.
Falcon First, Inc.
Falcon Telecable, a California Limited Partnership (a California limited partnership)
Falcon Video Communications, L.P. (a California limited partnership)
The Helicon Group, L.P.
Helicon Network Solutions, L.P.
Helicon Partners I, L.P.
HPI Acquisition Co., L.L.C.
Interlink Communication Partners, LLC
Long Beach, LLC
Marcus Cable Associates, L.L.C.
Marcus Cable of Alabama, L.L.C.
Marcus Cable, Inc.
Peachtree Cable T.V., LLC
Peachtree Cable TV, L.P. (a Georgia limited partnership)
Plattsburgh Cablevision, Inc.
Renaissance Media (Louisiana) LLC
Renaissance Media (Tennessee) LLC
Renaissance Media Capital Corporation
Renaissance Media Group LLC
Renaissance Media LLC
Rifkin Acquisition Capital Corporation (a Colorado corporation)
Rifkin Acquisition Partners, LLC
Robin Media Group, Inc. (a Nevada corporation)
Scottsboro TV Cable, Inc. (an Alabama corporation)
Tennessee, LLC
Vista Broadband Communications, LLC